Exhibit 32.1

                             4TH GRADE FILMS, INC.
           Certification Of Principal Executive and Financial Officer Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
                 Section 906 Of The Sarbanes-Oxley Act Of 2002

     In connection with the Annual Report of 4th Grade Films, Inc. (the "Company") on Form 10-K for the year ended June 30, 2008, James Doolin hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:

August 27, 2008

/S/ JAMES DOOLIN
James Doolin

Principal Executive and Financial Officer